EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CPI Corp.:

We consent to the incorporation by reference in the registration statements No. 333-142077, No. 333-124611, No. 333-08634, No. 333-08636, No. 333-64296, and No. 33-19981 on Forms S-8 of CPI Corp. of our reports dated May 8, 2008, with respect to the consolidated balance sheets of CPI Corp. and subsidiaries as of February 2, 2008 and February 3, 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended February 2, 2008, and the effectiveness of internal control over financial reporting as of February 2, 2008, which reports appear in the February 2, 2008 annual report on Form 10-K of CPI Corp.

Our report dated May 8, 2008 with respect to the consolidated financial statements refers to CPI Corp.’s adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share-Based Payment, in 2006 and the provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006.

Our report dated May 8, 2008 with respect to the consolidated financial statements states that the Company’s consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended February 4, 2006 have been restated.

Our report dated May 8, 2008 on the effectiveness of internal control over financial reporting as of February 2, 2008 expresses our opinion that the Company did not maintain effective internal control over financial reporting as of February 2, 2008 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the existence of three material weaknesses resulted in more than a remote likelihood that a material misstatement of the Company's annual or interim financial statements would not be prevented or detected in various account balances.

/s/ KPMG LLP
KPMG LLP

St. Louis, Missouri
May 8, 2008